UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2007

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)
TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)
(806) 351-2300

(Registrant’s telephone number, including area code)
NONE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Item 1.01 Entry into a Material Definitive Agreement
On February 27, 2007, the Company entered into an amendment to the Loan and Security Agreement covering its secured revolving credit facility with Fleet Retail Group, LLC and CIT Group/Business Credit, Inc. Loan pricing under the agreement is determined based on a grid which charges variable rates dependent upon both LIBOR and the level of the Company’s outstanding borrowings. The amendment lowers best available interest rate from LIBOR plus 125 basis points to LIBOR plus 100 basis points. The amendment also changes the amount of the reserve required for gift cards which has the effect of increasing the Company’s availability and increases from $15 million to $30 million the amount the Company can spend to repurchase its common stock. In connection with the amendment, CIT Group/Business, Inc. assigned its entire interest under the Loan and Security Agreement to Fleet Retail Group LLC.

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2007	Hastings Entertainment, Inc.
	By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)